Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Offering Statement on Form 1-A of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) dated October 14, 2021, relating to the financial statements of Knightscope, Inc., which appears in such Offering Statement.

/s/ BPM LLP

San Jose, California

November 22, 2021